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                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated January 20, 1999, included in this Form 10-K in the previously filed Registration Statements of Coddle Creek Financial Corp. on Form S-8 (No. 333-42003).



/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
March 23, 1999